EX-99.i

DLA Piper Rudnick Gray Cary US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

June 23, 2006

THE SALOMON BROTHERS FUND INC 125 Broad Street New York, New York 10004

     Re:      Registration Statement on Form N-1/A

Ladies and Gentlemen:

     We serve as special Maryland counsel to The Salomon Brothers Fund Inc, a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form N-1/A (File Nos. 333-133512 and 811-02733) (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the Investment Company Act of 1940, as amended, on June 23, 2006 relating to the issuance of up to 125,000,000 shares (the “Shares”) of Class O Common Stock, $.001 par value per share, of the Company (“Class O Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

     1.      The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

     2.      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

     3.      The form of Articles of Amendment and Restatement attached as Appendix A to the Proxy Statement of the Company filed with the Commission on February 3, 2006 (the “Amended and Restated Charter”);

     4.      The By-Laws of the Company, certified as of the date hereof by the Assistant Secretary of the Company;

Serving clients globally

THE SALOMON BROTHERS FUND INC
June 23, 2006

     5.      Resolutions adopted by the Board of Directors of the Company (the“Resolutions”) relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Assistant Secretary of the Company;

     6.      A short-form certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

     7.      A certificate (the “Secretary’s Certificate”) executed by Barbara J. Allen, Assistant Secretary of the Company, dated as of the date hereof.

     In expressing the opinion set forth below, we have assumed the following:

     1.      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2.      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3.      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4.      All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

     5.      The issuance of the Shares will not result in the Company issuing shares in excess of the number of shares of any class or series of the Company authorized by the Charter at the time of issuance of the Shares.

THE SALOMON BROTHERS FUND INC
June 23, 2006

     6.      Prior to the issuance of any shares, Articles of Amendment and Restatement substantially in the form of the Amended and Restated Charter will have been filed with the SDAT and will have become effective.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1.      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2.      The Shares have been duly authorized and, when issued as contemplated by the Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

      We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

      This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Counsel”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours, /s/ DLA Piper Rudnick Gray Cary US LLP